Exhibit 99



                                                   August 20, 2002


Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

     Re:  Masco Corporation
          Registration Statements on Form S-3
          (Reg. No. 333-73802)

Dear Sirs:

     I have acted as your counsel in connection with the filing of the Registration Statement on Form S-3 (Reg. No.333-73802) under the Securities Act of 1933, as amended (the "Act"), registering securities of Masco Corporation (the "Company"), including among other securities, debt securities, which registration statement has heretofore become effective. Such registration statement as amended and supplemented, including documents incorporated therein by reference, is herein referred to as the "Registration Statement." I have also acted as your counsel in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Company's 4-5/8% Notes Due 2007 (the " 5-Year Notes") and of $300,000,000 aggregate principal amount of the Company's 6-1/2% Notes Due 2032 (the " 30-Year Notes") (the 5-Year Notes and the 30-Year Notes are hereinafter collectively called the "Securities") in an underwritten public offering pursuant to an Underwriting Agreement dated as of August 15, 2002 between the Company and the underwriters named therein. The Securities are to be issued under an Indenture dated as of February 12, 2001 between the Company and Bank One Trust Company, National Association, as Trustee (the "Indenture"). The prospectus dated January 8, 2002 and the prospectus supplement dated August 15, 2002 relating to the Securities (the "Prospectus Supplement") in the form filed with the Commission pursuant to Rule 424 of the Act, including documents incorporated therein by reference, are herein referred to as the "Prospectus."

     I, or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion, and I have participated in the preparation of the Registration Statement. Based upon the foregoing, I am of the opinion that:

     (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

Masco Corporation
August 20, 2002
Page 2


     (2) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company; and

     (3) The issuance of the Securities has been duly authorized by appropriate corporate action, the Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to the Securities, and the Securities are valid and binding obligations of the Company entitled to the benefits of the Indenture.

     I hereby consent to the filing of this opinion as Exhibit 99 to the Company's Current Report on Form 8-K. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectus.

                                             Very truly yours,


                                             /s/ John R. Leekley
                                             --------------------------------
                                             John R. Leekley
                                             Senior Vice President and
                                               General Counsel